As filed with the Securities and Exchange Commission on September 23, 1998
                                     Registration No. 333-________________
==========================================================================

                           SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933


                                   ENDOREX CORP.
               (Exact name of issuer as specified in its charter)

         Delaware                                         41-1505029
	(State or other jurisdiction                (IRS Employer Identification No.)
	of incorporation or organization)

900 North Shore Drive, Lake Bluff, Illinois                 60044
(Address of principal executive offices)                 (Zip Code)


                                     ENDOREX CORP.
                                 AMENDED AND RESTATED
                              1995 OMNIBUS INCENTIVE PLAN
                                (Full title of the plan)

                                  DAVID G. FRANCKOWIAK
                       Vice President, Finance and Administration
                                     ENDOREX CORP.
                  900 North Shore Drive, Lake Bluff, Illinois  60044
                       (Name and address of agent for service)
                                    (847) 604-7555
             (Telephone number, including area code, of agent for service)


                            CALCULATION OF REGISTRATION FEE
=============================================================================
                                                       Proposed      Proposed
  Title of                                              Maximum      Maximum
 Securities                Amount        Offering      Aggregate    Amount of
   to be                   to be           Price       Offering   Registration
 Registered             Registered(1)   per Share(2)     Price         Fee

Amended and Restated 1995
Omnibus Incentive Plan

Common Stock:           2,000,000       $2.50       $5,000,000.00   $1,475.00
=============================================================================


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Amended and Restated 1995 Omnibus Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Endorex Corp.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the closing price per share of Common Stock of Endorex Corp. on September 22, 1998 as reported by the American Stock Exchange.

                                      PART II

                   Information Required in the Registration Statement


Item 3.  Incorporation of Documents by Reference

    Endorex Corp.(the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

(a) The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1997, as filed with the SEC on March 27, 1998, as amended by Forms 10-KSB/A, filed with the SEC on April 17, 1998, July 30, 1998 and August 4, 1998.

(b) The Registrant's Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 1998 and June 30, 1998, filed with the SEC on May 15, 1998 and August 14, 1998, respectively, and any amendments thereto.

(c)	The Registrant's Registration Statement No. 000-16929 on Form 8-A filed with the SEC on July 8, 1992 pursuant to Section 12 of the Securities
Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

	All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.    Description of Securities

           Not Applicable.


Item 5.    Interests of Named Experts and Counsel

           Not Applicable.


Item 6.    Indemnification of Directors and Officers

    Article Thirteenth of the Company's Certificate of Incorporation, as amended, and Article VII of the Company's By-laws provide that the Company may indemnify each current and former director, officer, and any employee or agent of the Company, his or her heirs, executors, and administrators, against expenses reasonably incurred or any amounts paid by him or her in connection with any action, suit, or proceeding to which he or she may be made a party by reason of being or having been a director, officer, employee or agent of the corporation to the fullest extent permitted by the Delaware General Corporation Law.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

    Reference is made to Section 145 of the Delaware General Corporation Law as such Section pertains to indemnification matters.


Item 7.    Exemption from Registration Claimed

           Not Applicable.


Item 8.    Exhibits

Number   Exhibit
======   =======
 4.0 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-16929 on Form 8-A which is incorporated herein by reference pursuant to Item 3(c).
 5.0     Opinion and consent of Brobeck, Phleger & Harrison LLP.
23.1     Consent of PricewaterhouseCoopers LLP.
23.2     Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit
         No. 5.
24.0 Power of Attorney. Reference is made to page II-4 of this Registration Statement.
99.1     Amended and Restated 1995 Omnibus Incentive Plan.
99.2     Form of Notice of Grant of Stock Option.
99.3     Form of Stock Option Agreement.
99.4 Form of Addendum to Stock Option Agreement (Limited Stock Appreciation Right).
99.5 Form of Addendum to Stock Option Agreement (Involuntary Termination Following Corporate Transaction/Change in Control).
99.6     Form of Notice of Grant of Automatic Stock Option (Initial Grant).
99.7     Form of Notice of Grant of Automatic Stock Option (Annual Grant).
99.8     Form of Automatic Stock Option Agreement.


Item 9.    Undertakings

A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by
Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement;
(2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's Amended and Restated 1995 Omnibus Incentive Plan.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities
(other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

    SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lake Bluff, State of Illinois, on this 23rd day of September, 1998.

                      ENDOREX CORP.


                      By: /s/ Michael S. Rosen
                              Michael S. Rosen
                              President, Chief Executive Officer and Director


POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

    That the undersigned officers and directors of Endorex Corp., a Delaware corporation, do hereby constitute and appoint Michael S. Rosen and/or David
G. Franckowiak, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and the undersigned hereby ratifies and confirms that said attorneys and agents shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

    IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                      Title                      Date



                        President, Chief Executive           September 11, 1998
/s/ Michael S. Rosen        Officer and Director



                          Vice President, Finance and         September 11, 1998
/s/ David G. Franckowiak    Administration(Principal
                          Financial and Accounting Officer)



/s/ Richard Dunning                Director                   September 11, 1998



/s/ Steve H. Kanzer                Director                   September 11, 1998



/s/ Paul D. Rubin                  Director                   September 11, 1998



/s/ H. Laurence Shaw               Director                   September 11, 1998



/s/ Kenneth Tempero                Director                   September 11, 1998



/s/ Steven Thornton                Director                   September 11, 1998

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.


EXHIBITS
TO
FORM S-8
UNDER
SECURITIES ACT OF 1933



ENDOREX CORP.



EXHIBIT INDEX
=============

Number   Exhibit
======   =======
 4.0 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-16929 on Form 8-A which is incorporated herein by reference pursuant to Item 3(c).
 5.0     Opinion and consent of Brobeck, Phleger & Harrison LLP.
23.1     Consent of PricewaterhouseCoopers LLP.
23.2     Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit
         No. 5.
24.0 Power of Attorney. Reference is made to page II-4 of this Registration Statement.
99.1     Amended and Restated 1995 Omnibus Incentive Plan.
99.2     Form of Notice of Grant of Stock Option.
99.3     Form of Stock Option Agreement.
99.4 Form of Addendum to Stock Option Agreement (Limited Stock Appreciation Right).
99.5 Form of Addendum to Stock Option Agreement (Involuntary Termination Following Corporate Transaction/Change in Control).
99.6     Form of Notice of Grant of Automatic Stock Option (Initial Grant).
99.7     Form of Notice of Grant of Automatic Stock Option (Annual Grant).
99.8     Form of Automatic Stock Option Agreement.